UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ 85027

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.03 and 3.02 below are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Forbearance Agreement and Second Incremental Amendment to Financing Agreement

EVO Transportation & Energy Services, Inc. (the “Company”) previously filed a Current Report on Form 8-K on September 20, 2019, reporting, among other things, the Company’s entry into a $24.5 million financing agreement (the “Financing Agreement”) dated September 16, 2019 among the Company, each subsidiary of the Company, various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Collateral Agent”). On March 4, 2020, the Company filed a Current Report on Form 8-K reporting, among other things, its entry into a forbearance agreement and incremental amendment to financing agreement dated February 27, 2020 (the “Incremental Amendment”), pursuant to which the Company obtained an additional $3,214,285.71 in term loan commitments (the “Incremental Term Loans”) from Antara Capital Master Fund LP (“Antara Capital”) under the Financing Agreement. On March 24, 2020, the Company entered into an amendment to forbearance agreement and second incremental amendment to financing agreement (the “Second Incremental”), pursuant to which the Company obtained an additional $3,061,224 in term loan commitments (the “Second Incremental Term Loans”) from Antara Capital on the same terms as its existing term loan commitments provided under the Financing Agreement.

The Second Incremental Term Loans bear interest at 12% per annum and have a maturity date of September 16, 2022. Monthly interest payments will be due in cash, and all outstanding principal and interest will be due on the maturity date. The Second Incremental Term Loans may be prepaid at any time, subject to payment of a prepayment premium equal to (i) 7% of each prepayment made on or prior to September 16, 2020 and (ii) 5% of each prepayment made after September 16, 2020 but on or prior to September 16, 2021, with no premium due after September 16, 2021.

The Second Incremental Amendment contains, among others, the following affirmative covenants (the “Affirmative Covenants”):

(i)	On or before March 31, 2020, the Company and its subsidiaries must deposit into a deposit account subject to a control agreement, and retain for application to general corporate purposes, up to $3,000,000 in funds advanced to the Company or its subsidiaries by the United States Postal Service (“USPS”) for claimed reimbursements for certain previously provided services (the “USPS Reimbursements”).

(ii)	On or before May 1, 2020, the Company and its subsidiaries must consummate amendments to their respective contracts with USPS to increase anticipated aggregate revenue received by the Company and its subsidiaries from USPS by at least $400,000 per month.

(iii)	On or before April 15, 2020, the Company and its subsidiaries must consummate fully the acquisition by EVO Equipment Leasing, LLC of 89 used CNG tractors evidenced by a bill of sale dated October 15, 2019 and the transfer of free and clear title to each such CNG tractor into the name of EVO Equipment Leasing, LLC and reflect on such titles the lien in favor of the Collateral Agent.

(iv)	On or before April 15, 2020, the Company and Dan Thompson II LLC (“Thompson”) must enter into an agreement pursuant to which Thompson agrees that (i) all payments due to Thompson under the secured convertible promissory note purchase agreement dated as of July 20, 2018 (“Thompson NPA”) and the secured convertible promissory note dated July 20, 2018 (“Thompson Note”) in the original amount of $3,000,000 will be paid only in kind until maturity and (ii) the maturity date of the Thompson Note is extended to July 31, 2021.

(v)	On or before April 15, 2020, the Company and holders of at least fifty percent in amount of notes (the “Other Notes”) other than the Thompson Note issued under the Thompson NPA (“Other Thompson Holders”) must enter into an agreement pursuant to which the Other Thompson Holders agree that all payments due under the Thompson NPA and the Other Notes will be paid only in kind until the later of the maturity date of the Thompson Note (as extended) and each of the Other Notes.

(vi)	On or before September 29, 2020, the Company and its subsidiaries must have received in the aggregate at least $2,000,000 in cash from the United States government on account of rebates, reimbursements or the like in respect of their use of compressed natural gas fuel.

The Second Incremental also provides that the Company and its subsidiaries must make a mandatory prepayment to the Collateral Agent of fifty percent of the USPS Reimbursements within one business day after receipt of immediately available funds in respect of the USPS Reimbursements, and in no event later than March 31, 2020, which amount will be applied first to pay all interest then owing and unpaid in respect of the Second Incremental Term Loans and the remaining balance of such amount will be applied to reduce the outstanding principal balance of the Second Incremental Term Loans.

In its Current Report on Form 8-K filed March 4, 2020, the Company reported that the Incremental Amendment required the Company and its subsidiaries, during the period commencing February 27, 2020 and ending on or before March 31, 2020, to receive additional cash equity contributions in the aggregate amount of $6,000,000 in immediately available funds in consideration of issuance of capital stock of the Company (the “Liquidity Milestone”). The Second Incremental Amendment deleted the Liquidity Milestone covenant from the Financing Agreement.

Pursuant to the Incremental Amendment, the Collateral Agent and other lenders agreed to forbear from exercising certain rights, remedies, powers, privileges, and defenses under the Financing Agreement and the other related loan documents during the forbearance period with respect to certain “Specified Defaults” (as defined in the Incremental Amendment). The Second Incremental expands the definition of “Specified Defaults” to include the following additional events of default and/or expected or anticipated events of default arising under the Financing Agreement and related loan documents: (i) any non-compliance with the Company’s budget for calendar year 2020 (as required to be delivered by the Company under Section 6.11 of the Incremental Amendment) as it existed prior to the date of the Second Incremental, and (ii) the failure and expected failure during the first full month following the effective date of the Second Incremental of the Company and its subsidiaries to comply with Sections 4.04, 4.09, and 4.10 of the Incremental Amendment.

The Second Incremental also suspends the accrual of interest at the post-default rate provided for in Section 2.9 of the Financing Agreement until the end of the forbearance period. The forbearance period will terminate on the earliest to occur of (a) September 30, 2020, (b) the occurrence of any event of default other than the Specified Defaults, or (c) the date on which any breach of any of the conditions or agreements, including without limitation the Affirmative Covenants, provided in the Incremental Amendment or Second Incremental occurs. The Company paid all fees, costs, and expenses of the Collateral Agent and the lenders incurred in connection with the Incremental Amendment and the Second Incremental.

The foregoing summary description of the material terms of the Second Incremental does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Incremental, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Redemption of Common Stock and Issuance of Series B Preferred Stock

On March 24, 2020, the Company entered into a stock redemption agreement with each of Danny Cuzick (“Cuzick”) and R. Scott Wheeler (“Wheeler”), pursuant to which (i) the Company redeemed 1,200,000 and 60,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), held by Cuzick and Wheeler, respectively, and (ii) agreed to issue 1,000,000 and 50,000 shares of its Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), to Cuzick and Wheeler, respectively, in exchange therefor. A summary of the rights and preferences of the Series B Preferred Stock is included under Item 3.03 below.

In addition, on March 24, 2020, the Company sold a total of 1,000,000 shares of its Series B Preferred Stock to Cuzick for aggregate gross proceeds of $3,000,000 pursuant to the terms of a subscription agreement. In its original form, the subscription agreement granted Cuzick the right to require the Company to repurchase shares of Series B Preferred Stock from Cuzick for an aggregate amount up to fifty percent of the USPS Reimbursements (the “Put Option”). On March 27, 2020, the Company and Cuzick entered into a waiver and warrant agreement pursuant to which Cuzick waived his right to exercise the Put Option in exchange for the Company agreeing to issue to Cuzick warrants to purchase up to 3,250,000 shares of Common Stock at an exercise price of $2.50 per share.

The foregoing equity securities were offered and sold as part of a private placement solely to “accredited investors” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. The Company did not pay any underwriter discounts or commissions in connection with the issuance of the equity securities. Cuzick and Wheeler are members of the Company’s Board of Directors.

The foregoing summary of the material terms of the redemption agreements, subscription agreement, and waiver and warrant agreement is not complete and is qualified in its entirety by reference to the redemption agreements, subscription agreement, and waiver and warrant agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4 and the terms of which are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Series B Preferred Stock

On March 24, 2020, the Company filed a Certificate of Designation of Rights and Preferences of Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which authorizes the Company to issue up to 3,075,000 shares of Series B Preferred Stock.

The Series B Preferred Stock ranks senior in preference and priority to the Company’s Common Stock and on par with the Company’s Series A Preferred Stock with respect to dividend and liquidation rights and, except as provided in the Certificate of Designation or otherwise required by law, will vote with the Common Stock on an as converted basis on all matters presented for a vote of the holders of Common Stock, including the election of directors. Holders of Series B Preferred Stock are entitled to four votes for each share of Series B Preferred Stock held on the record date for the determination of the stockholders entitled to vote or, if no record date is established, on the date the vote is taken.

An annual, non-compounding dividend accrues on the Series B Preferred Stock at a rate of 10% per annum for five years from the date the Preferred Stock is issued. The dividend is payable, if and when declared by the Board of Directors, in arrears in the form of shares of Series B Preferred Stock at a rate of $3.00 per share, or, at the Company’s option, quarterly in arrears in cash.

The holders of the Series B Preferred Stock are entitled to a liquidation preference of $3.00 per share of Series B Preferred Stock plus any accrued but unpaid dividends upon the liquidation of the Company. The Series B Preferred Stock may be redeemed by the Company at any time at a redemption price equal to $3.00 plus all accrued but unpaid dividends, and each holder of Series B Preferred Stock may cause the Company to redeem the holder’s Series B Preferred Stock at any time after March 23, 2025 at a redemption price equal to $3.00 plus all accrued but unpaid dividends.

The Series B Preferred Stock is convertible at any time at the option of the holder or the Company at an initial conversion ratio of one share of Common Stock for each share of Series B Preferred Stock. The initial conversion ratio shall be adjusted in the event of any stock splits, stock dividends and other recapitalizations. If the Company is the party electing to exercise the conversion right, it must provide five days’ prior notice to the holders of the Series B Preferred Stock during which the holders of Series B Preferred Stock may elect to exercise their redemption right to receive cash in lieu of the Common Stock that would otherwise be issued by the Company in connection with the conversion. In addition, each share of Series B Preferred Stock will automatically convert to one share of Common Stock (i) if the closing price on all domestic securities exchanges on which the Common Stock may at the time be listed exceeds $3.00 per share for 90 consecutive trading days and the average daily trading volume of the Common Stock is at least 20,000 shares for that same period; (ii) immediately prior to closing a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to an offer and sale of shares of Common Stock that generates gross proceeds of at least $25,000,000; or (iii) immediately prior to effectiveness of a registration statement under the Securities Act covering shares of Common Stock sold in a private offering that generates gross proceeds of at least $25,000,000. If the automatic conversion of Series B Preferred Stock pursuant to subpart (ii) or (iii) of the previous sentence occurs prior to the fifth anniversary of the date of issuance of the Series B Preferred Stock, then all dividends that would have accrued with respect to the Series B Preferred Stock for the period from the conversion date to the fifth anniversary of the issuance date will be deemed to automatically accrue and be treated as accrued and unpaid dividends on such Series B Preferred Stock as of immediately prior to conversion.

The approval of the holders of at least a majority of the Series B Preferred Stock, voting together as a separate class, is required for the Company to amend the Certificate of Designation, including by merger or otherwise, to alter or repeal the preferences, rights, privileges or powers of the Series B Preferred Stock in a manner that would adversely affect the rights of the holders of the Series B Preferred Stock. The Certificate of Designation states that the Company will not issue any other class of shares of preferred stock ranking senior to the Series B Preferred Stock.

The foregoing summary description of the rights and preferences of the holders of Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Rights and Preferences of Series B Preferred Stock of EVO Transportation & Energy Services, Inc.
4.1	Amendment to Forbearance Agreement and Second Incremental Amendment to Financing Agreement, dated March 24, 2020, among EVO Transportation & Energy Services, Inc., each subsidiary of EVO Transportation & Energy Services, Inc., various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent
10.1	Redemption Agreement, dated March 24, 2020, between EVO Transportation & Energy Services, Inc. and Danny Cuzick
10.2	Redemption Agreement, dated March 24, 2020, between EVO Transportation & Energy Services, Inc. and R. Scott Wheeler
10.3	Subscription Agreement, dated March 24, 2020, between EVO Transportation & Energy Services, Inc. and Danny Cuzick
10.4	Waiver and Warrant Agreement, dated March 26, 2020, between EVO Transportation & Energy Services, Inc. and Danny Cuzick

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2020	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer